Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined statements of operations for the three months ended December 31, 2012 and for the year ended September 30, 2012 combines the historical consolidated statements of operations of Integrated Electrical Services, Inc. (“IES”) and Lonestar Renewable Technologies Corp (together, with Residential Renewable Technologies, Inc., Energy Efficiency Solar, Inc. and Lonestar Renewable Technologies Acquisition Corp., “Acro”), giving effect to the Transaction (as defined Note 1 below) as if it had occurred on October 1, 2011. The unaudited pro forma condensed combined balance sheet as of December 31, 2012 combines the historical consolidated balance sheets of IES and Acro, giving effect to the Transaction as if it had occurred on December 31, 2012. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are (1) directly attributable to the Transaction, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

•	Separate historical financial statements of IES for the year ended September 30, 2012 and the related notes included in IES’s Annual Report on Form 10-K for the year ended September 30, 2012;

•

Separate historical financial statements of IES as of and for the period ended December 31, 2012 and the related notes included in IES’s Quarterly Report on Form 10-Q for the period ended December 31, 2012; and

•	Separate historical financial statements of Acro as of and for the year ended December 31, 2012 and the related notes, which are filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The unaudited pro forma condensed combined information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Transaction been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles, and the applicable regulations of the SEC. All material transactions between IES and Acro during the periods presented in the unaudited pro forma condensed combined financial statements have been eliminated. IES has been treated as the acquirer in the Transaction for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting will occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Transaction, the costs to integrate the operations of IES and Acro, or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2012

(In thousands)

	IES	Acro	Pro Forma Adjustments (Note 5)		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,873	$6	$(6	)(a)	$20,045
			(828	)(Note 3)
Restricted cash	7,564	—	—		7,564
Accounts receivable:
Trade	73,478	593	(2,263	)(Note 3)	71,808
Retainage	19,015	—	—		19,015
Inventories	13,034	—	—		13,034
Costs and estimated earnings in excess of billings on uncompleted contracts	8,031	—	—		8,031
Assets held for sale	1,110	—	—		1,110
Prepaid expenses and other current assets	6,365	384	(384	)(a)	5,323
			(1,042	)(Note 3)

Total current assets	149,470	983	(4,523)		145,930

LONG-TERM RECEIVABLE, net	213	—	—		213
PROPERTY AND EQUIPMENT, net	6,018	39	—	(d)	6,057
GOODWILL	4,446	—	3,882	(Note 4)	8,328
OTHER NON-CURRENT ASSETS, net	5,011	14	(14	)(a)	5,901
			890	(c)

Total assets	$165,158	$1,036	$235		$166,429

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$9,554	$7,334	$(7,334	)(e)	$9,554
Accounts payable and accrued expenses	69,085	7,652	(4,783	)(a)	70,623
			(2,263	)(b)
			665	(Note 3)
			267	(g)
Billings in excess of costs and estimated earnings on uncompleted contracts	22,930	—	—		22,930

Total current liabilities	101,569	14,986	(13,448)		103,107

LONG-TERM DEBT	2,917	—	—		2,917
LONG-TERM DEFERRED TAX LIABILITY	285	—	—		285
OTHER NON-CURRENT LIABILITIES	6,575	—	—		6,575

Total liabilities	111,346	14,986	(13,448)		112,884

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—		—
Common stock	154	5,951	(5,951	)(a)	154
Treasury stock, at cost	(3,297)	—	—		(3,297)
Additional paid-in capital	162,767	1,710	(1,710	)(a)	162,767
Accumulated comprehensive income	—	10	(10	)(a)	—
Retained deficit	(105,812)	(21,621)	(267	)(g)	(106,079)
			21,621	(a)

Total stockholders’ equity	53,812	(13,950)	13,683		53,545

Total liabilities and stockholders’ equity	$165,158	$1,036	$235		$166,429

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the three months ended December 31, 2012

(In thousands, except share and per share amounts)

	IES	Acro	Pro Forma Adjustments (Note 5)		Pro Forma Combined
Revenues	$127,264	$3,399	$(516	)(b)	$130,147
Cost of services	109,284	2,401	(516	)(b)	111,169

Gross profit	17,980	998	—		18,978
Selling, general and administrative expenses	14,922	2,342	37	(c)	16,893
			(408	)(h)
Gain on sale of assets	(19)	—	—		(19)

Income (loss) from operations	3,077	(1,344)	371		2,104

Interest and other (income) expense
Interest expense	607	686	(686	)(e)	607
Interest income	(12)	—	—		(12)
Other (income) expense, net	1,734	797	—		2,531

Interest and other expense, net	2,329	1,483	(686)		3,126

(Loss) Income from operations before income taxes	748	(2,827)	1,057		(1,022)
Provision (benefit) for income taxes	115	—	(271	)(f)	(156)

Net (loss) income from continuing operations	$633	$(2,827)	$1,328		$(866)

Earnings (loss) per share from continuing operations
Basic	$0.04				$(0.06)
Diluted	$0.04				$(0.06)
Shares used in the computation of earnings (loss) per share
Basic	14,801,903				14,801,903
Diluted	14,919,189				14,801,903 (i)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended September 30, 2012

(In thousands, except share and per share amounts)

	IES	Acro	Pro Forma Adjustments (Note 5)		Pro Forma Combined
Revenues	$456,115	$14,824	$(8,596	)(b)	$462,343
Cost of services	398,063	10,019	(8,596	)(b)	399,486

Gross profit	58,052	4,805	—		62,857
Selling, general and administrative expenses	58,609	8,462	147	(c)	65,807
			(1,411	)(h)
Gain on sale of assets	(168)	1,297	—		1,129

Income (loss) from operations	(389)	(4,954)	1,264		(4,079)

Interest and other (income) expense
Interest expense	2,324	400	(400	)(e)	2,324
Interest (income)	(34)	(126)	—		(160)
Other (income), net	(62)	(524)	—		(586)

Interest and other expense (income), net	2,228	(250)	(400)		1,578

Income (loss) from operations before income taxes	(2,617)	(4,704)	1,664		(5,657)
Provision (benefit) for income taxes	38	1	—	(f)	39

Net (loss) income from continuing operations	$(2,655)	$(4,705)	$1,664		$(5,696)

Earnings (loss) per share from continuing operations
Basic	$(0.18)				$(0.39)
Diluted	$(0.18)				$(0.39)
Shares used in the computation of earnings (loss) per share
Basic	14,625,776				14,625,776
Diluted	14,625,776				14,625,776

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

INTEGRATED ELECTRICAL SERVICES, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(All Dollar Amounts in Thousands Except Per Share Amounts)

Note 1: Description of Transaction

On February 15, 2013, pursuant to that certain Asset Purchase Agreement, dated February 8, 2013, by and between IES Renewable Energy, LLC (“IES Renewable”), an indirect wholly-owned subsidiary of IES, and a group of affiliated entities (referred to herein as Acro), IES purchased certain assets and liabilities of Acro in exchange for IES’ release of certain accounts receivable from Acro, plus an amount of additional purchase consideration paid in cash and contingent consideration based on future revenue targets for one year following the closing date of the transaction (the “Transaction”).

Note 2: Basis of Presentation

The Transaction is reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method of accounting. Under the acquisition method, the total purchase price for the Transaction as described in Note 3 was allocated to the fair value of the acquired assets and liabilities. The assets and liabilities of Acro have been measured at fair value based on various preliminary estimates using assumptions that IES management believes are reasonable utilizing information currently available. Use of different estimates and judgments could yield materially different results.

The process for estimating the fair values of identifiable intangible assets requires the use of significant estimates and assumptions, including estimating future cash flows. The excess of the estimated purchase consideration over the estimated amounts of identifiable assets and liabilities of Acro as of the effective date of the Transaction have been allocated to Goodwill. The purchase price allocation is subject to finalization of IES’s analysis of the fair value of the assets and liabilities of Acro as of the effective date of the Transaction. Accordingly, the purchase price allocation in the unaudited pro forma condensed combined financial statements is preliminary and will be adjusted upon completion of the final valuations. Such adjustments could be material.

In accordance with the SEC’s rules and regulations, the unaudited pro forma condensed combined financial statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Transaction or the costs to integrate the operations of IES and Acro or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

IES is performing a detailed review of Acro’s accounting policies. As a result of this review, IES may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the consolidated financial statements of the combined company.

Certain reclassifications have been made to the historical presentation of Acro to conform to the presentation used in the unaudited pro forma condensed combined financial statements. Further review of Acro’s financial statements may result in additional revisions to Acro’s classifications to conform to IES’s presentation.

Note 3: Consideration Transferred

The following is a summary of the consideration transferred to effect the Transaction. The consideration transferred for the Transaction approximates the fair value of Acro.

IES accounts receivable from Acro as of December 31, 2012	$2,263
Plus: IES receivables recorded in connection with transactions with Acro between January 1, 2013 and February 15, 2013	1,042
Plus: Additional cash purchase consideration	828
Plus: Fair value of contingent consideration	665

Equals: Total consideration transferred	$4,798

Note 4: Preliminary Purchase Price Allocation

The following is a preliminary estimate of the assets acquired and liabilities assumed by IES in the Transaction, reconciled to the consideration transferred:

Acro
Total consideration transferred (see Note 3)	$4,798

Book value of net liabilities acquired as of December 31, 2012	$(13,950)
Plus: Adjustments for assets not acquired and liabilities and debt not assumed as of December 31, 2012	13,976

Equals: Adjusted book value of net assets acquired	26

Fair value adjustments to (see Note 5):
Intangible assets(c)	890
Goodwill	3,882

Total fair value adjustments	4,772

Fair value of net assets acquired	$4,798

Note 5: Adjustments to the Unaudited Pro Forma Condensed Combined Financial Statements

(a) Assets and Liabilities Not Acquired: Based on the terms of the Asset Purchase Agreement, certain assets were acquired and liabilities were assumed by IES and certain assets and liabilities were retained by Acro. The unaudited pro forma condensed combined financial statements have been adjusted to remove such assets not acquired and liabilities not assumed from Acro as well as the historical Acro stockholders’ equity at the respective historical carrying values.

(b) Intercompany Eliminations: Reflects the elimination of accounts receivable, accounts payable, revenue and cost of services in connection with historical services provided by IES to Acro and Acro’s related cost of such services as if the entities were combined as of December 31, 2012 for the unaudited pro forma condensed combined balance sheet and October 1, 2011 for the unaudited pro forma condensed combined statements of operations.

(c) Intangible Assets: The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all of the expected future cash flows either through the use of the relief-from-royalty method or the multi-period excess earnings method. Some of the more significant assumptions inherent in the development of intangible asset values include: the amount and timing of projected future cash flows, the discount rate selected to measure the risks inherent in the future cash flows, and the assessment of the asset’s life cycle, as well as other factors. However, for purposes of these unaudited pro forma condensed combined financial statements, using certain high-level assumptions, the fair value of the identifiable intangible assets, the related amortization expense and their weighted-average useful lives have been estimated as follows (in thousands):

					Amortization Expense
	Carrying Value	Estimated Fair Value	Fair Value Adjustment	Weighted Average Estimated Useful Life	Year Ended September 31, 2012		Three Months Ended December 31, 2012
Fair Value Adjustment
Backlog	$—	$350	$350	5 Months	$—	(1)	$—	(1)
Covenant not-to-compete	—	140	140	3 Years	47		12
Developed technology	—	400	400	4 Years	100		25

Total	$—	$890	$890		$147		$37

(1)

Note that subsequent amortization of the new backlog intangible asset recorded at fair value is expected to be less than 12 months. As this does not have a continuing impact, the unaudited pro forma condensed combined statements of operations do not include this amortization expense.

These preliminary estimates of fair value and estimated useful lives will likely be different from the final acquisition accounting, and the differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements. Once IES has completed its purchase price allocation, additional insight will be gained that could impact: (i) the estimated total value assigned to intangible assets and (ii) the estimated weighted average useful lives of each category of intangible assets. The estimated intangible asset values and their useful lives could be impacted by a variety of factors that may become known to IES only upon completion of the purchase price allocation.

(d) Property and equipment: For purposes of these unaudited pro forma condensed combined financial statements, the fair value of Acro’s property and equipment is assumed to approximate carrying value. This estimate is preliminary and subject to change once IES has sufficient information as to the specific types, nature, age, condition and location of Acro’s property and equipment.

(e) Debt and Interest: Based on the terms of the Asset Purchase Agreement, none of the historical Acro debt was assumed by IES in the Transaction. As such, there is an adjustment in the unaudited pro forma condensed combined balance sheet to remove this historical Acro debt as well as the related interest from the unaudited pro forma condensed combined statements of operations as it will not have a continuing impact.

(f) Deferred taxes:

Since the Transaction was taxable, no deferred taxes will be recorded as the tax bases and financial reporting bases are revalued in the same manner.

In assessing the recovery of net operating loss carryforwards, IES considers whether it is more likely than not that some portion or all of net operating loss carryforwards will be realized. The realization of net operating loss carryforwards is dependent upon the generation of taxable income during the periods the net operating loss carryforwards may be utilized. In assessing the likelihood of future taxable income, considerably more weight is placed upon historical results and less weight on future projections when there is negative evidence such as cumulative pretax loss in recent years. IES believes the future benefits of the Transactions are not of sufficient weight to offset the historical cumulative pretax loss generated by IES. Accordingly, IES has provided a valuation allowance for the net operating loss carryforward resulting from the pretax loss for year ended September 30, 2012. The effect of the net operating loss carryfoward results in actual income tax expense from the pro forma adjustment differing from income tax expense computed by applying the statutory corporate tax rate. No income tax expense or benefit was recorded in the unaudited pro forma condensed combined statement of operations for the year ended September 30, 2012 as a result of the pro forma adjustments.

For the period ended December 31, 2012, a net pro forma income tax benefit of $271 is recorded for Acro. The net operating loss carryfoward results in actual income tax expense from the pro forma adjustment differing from income tax expense computed by applying the statutory corporate tax rate.

(g) Reflects an estimate of the future costs directly attributable to the Transaction, including advisory and legal fees that are recorded as an adjustment to the unaudited pro forma condensed combined balance sheet only. These amounts will be expensed as incurred in the future and are not reflected in the unaudited pro forma condensed combined statement of operations because they have not yet been incurred for accompanying periods presented and they will not have a continuing impact. There have been no expenses incurred in the historical periods presented in the unaudited pro forma condensed combined financial statements.

(h) Certain assets, liabilities, operating leases and employees were not retained by IES in the Transaction as agreed in the Asset Purchase Agreement. This pro forma adjustment removes these related costs out of the historical statements of operations since they are factually supportable, directly attributable to the Transaction and will not have a continuing impact. The table below summarizes these costs:

	Year Ended September 30, 2012	Three Months Ended December 31, 2012
Nature of cost
Salary and related compensation for Executives	$661	$242
Payroll costs	608	145
Operating lease and related costs	87	21
Other	55	—

Total	$1,411	$408

(i) Pro forma diluted number of shares outstanding are shown as the same as pro forma basic shares outstanding in periods with a loss from continuing operations.